UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34407	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 26, 2010, Deer Consumer Products, Inc. (the “Company”) issued a press release regarding its European business, exposure to currency risk and a reaffirmation of its financial projections for 2010. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 26, 2010, the Company promoted Ms. Yongmei Helen Wang to the position of President, replacing Mr. Walter Zhao, who voluntarily resigned, effective May 26, 2010. The Company thanks Mr. Zhao for his service as President. Mr. Zhao and the Company note that Mr. Zhao is not resigning because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c)           On May 26, 2010, the Board of Directors of the Company voted to appoint Ms. Yongmei Helen Wang, currently the Corporate Secretary and Head of International Sales of the Company, as President of the Company, effective immediately. Ms. Wang will assume various roles as a senior executive of the Company and will report to the Chief Executive Officer of the Company. The biography of Ms. Wang follows:

Ms. Wang, age 34, has been the Corporate Secretary and Head of International Sales of the Company from September 3, 2008, to the present time. Ms. Wang joined Winder Electric Group Ltd., an operating subsidiary of Deer Consumer Products, Inc., upon its inception in 2001 as Assistant General Secretary. Ms. Wang obtained her bachelor’s degree in International Trade from Xian Foreign Language Institute in July 1995.

There were no arrangements or understandings between Ms. Wang and any other persons pursuant to which Ms. Wang was selected as President of the Company. There are no family relationships (as that term is defined in Item 401 in Regulation S-K) between Ms. Wang and any of our directors, executive officers or other key personnel. There are no relationships or related transactions between Ms. Wang and the Company that are required to be reported under Item 404(a) of Regulation S-K.

The Company and Ms. Wang have agreed that she will continue to be compensated at her present salary and shall remain eligible for grants of awards under the Company’s 2009 Equity Incentive Plan.

A copy of the press release announcing Ms. Wang’s appointment is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

99.1	Press Release, “Deer Consumer Products, Inc. Reports No Negative Sales Trend or Currency Risks from European Customers; Deer Announces Executive Appointments,” dated May 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2010

DEER CONSUMER PRODUCTS, INC.

By:	/s/ Ying He
Name:	Ying He
Title:	Chief Executive Officer